COMMONWEALTH OF THE BAHAMAS

                              New Providence [SEAL]

                  The International Business Companies Act 1989

                            MEMORANDUM OF ASSOCIATION

                                       OF

                              FORDASH HOLDINGS LTD.

                         GOTTARDO TRUST COMPANY LIMITED
                              IBM HOUSE, 4TH FLOOR
                                 EAST BAY STREET
                                 NASSAU, BAHAMAS


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                           COMMONWEALTH OF THE BAHAMAS

                            Memorandum of Association

                                       of

                              FORDASH HOLDINGS LTD.

                  THE INTERNATIONAL BUSINESS COMPANIES ACT 1989
                            AN INTERNATIONAL BUSINESS
                            COMPANY LIMITED BY SHARES

I    The name of the Company is FORDASH HOLDINGS LTD.

II The Registered Office of the Company is situate at IBM House, 4th Floor, East Bay Street, in the City of Nassau in the Island of New Providence one of the Islands in the Commonwealth of the Bahamas and its postal address is P.O. Box SS-6312, Nassau, Bahamas.

III The Registered Agent of the Company is Gottardo Trust Company Limited whose address is IBM House, 4th Floor, East Bay Street, and whose postal address is P.O. Box SS-6312 Nassau, Bahamas.

IV The object or purpose for which the Company is established is to engage in any act or activity that is not prohibited under any law for the time being in force in The Commonwealth of The Bahamas.

V    The liability of the members is limited.

VI This Memorandum may be amended at any time and from time to time by ordinary resolution of the sole Director or of the Directors (if more than one).

VII The capital of the Company is Five Thousand in the currency of the United States of America (US$ 5,000.00), divided into Five Thousand (5,000) Ordinary Shares having a par value of U.S. Dollars one (US$ 1.00) each, with power to divide the shares in the capital for the time being into several classes and series and whether to bearer or otherwise and with power to increase or reduce the capital and to issue any of the shares in the capital, original, increased or reduced with or subject to any preferential, special or qualified rights or conditions as regards dividends, repayments of capital, voting or otherwise, as the sole Director or Directors (if more than one) of the Company may from time to time by ordinary resolution designate.


                                       -2-

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     The Company shall also have power to issue redeemable preference shares and share warrants as provided in its Articles of Association. The sole Director or the Directors (if more than one) is or are hereby expressly authorized to issue
bearer  shares  and  to  fix  by  ordinary   resolution  of  the  Directors  any
designations,  powers,  preferences,  rights,  qualifications,   limitations  or
restrictions on each class or series of shares as the sole Director or the Directors (if more than one) think fit. If the sole Director or the Directors (if more than one) shall cause bearer shares to be issued or exchanged for registered shares, notice by the Company to the holders of bearer share certificates shall be given by one publication in the Official Gazette of the Commonwealth of the Bahamas or by one advertisement in the Nassau Guardian newspaper.

     The companies whose names and addresses are subscribed are desirous of being formed into a company in pursuance of this Memorandum of Association and agree to take the number of shares in the capital of the Company set opposite their respective names:

     Names, Addresses and Descriptions           Number of Shares taken
               of Subscribers                       by each Subscriber
--------------------------------------------------------------------------------

1.   By: ILLEGIBLE  Renee M. Kemp
         ------------------------------
         BDG MANAGEMENT LTD.
         P.O. Box SS-6312
         Nassau, Bahamas                               One Share

1.   By: ILLEGIBLE  Renee M. Kemp
         ------------------------------
         GTC MANAGEMENT LTD.
         P.O. Box 55-6312
         Nassau, Bahamas                               One Share

                  TOTAL SHARES TAKEN                   Two Shares

--------------------------------------------------------------------------------

Dated this 15th day of July A.D., 1999

WITNESS:

COMMONWEALTH OF THE BAHAMAS                                 /s/ Linda Chestnut
                                                            ------------------
Registrar General's Department                                  Linda Chestnut

I certify the foregoing to be a true copy of the original document.

/s/ ILLEGIBLE  Cedric F. Moxey
------------------------------
Asst. Registrar General

[Illegible]


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